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                                EXHIBIT (d)(10)

                           MULTI-CAP GROWTH PORTFOLIO
                                       OF
                              MEMBERS MUTUAL FUNDS
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                         MEMBERS CAPITAL ADVISORS, INC.
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP

         THIS INVESTMENT SUB-ADVISORY AGREEMENT ("AGREEMENT"), effective as of the 1st day of May, 2002, by and between MEMBERS CAPITAL ADVISORS, INC., an Iowa corporation (the "ADVISER"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (the "SUB-ADVISER").

         Adviser and Sub-Adviser agree as follows:

1. Adviser hereby engages the services of Sub-Adviser in connection with Adviser's management of a portion of the assets (which could be up to 100%) of the MULTI-CAP GROWTH FUND (the "PORTFOLIO") of MEMBERS MUTUAL FUNDS (the "FUND"). Adviser intends to use a manager of managers approach to the management of the Portfolio, as well as other portfolios in the Fund. Therefore, the number of sub-advisers and the percentage of assets of the Portfolio managed by each sub-adviser will be determined by the Fund's Board of Trustees and the Adviser from time to time. The portion of the assets assigned to the Sub-Adviser, whether 100% of the Portfolio or less, will be referred to herein as the "Sub-Portfolio." Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the Board of Trustees of the Fund, Sub-Adviser shall manage the investment and reinvestment of the assets of the Sub-Portfolio as requested by the Adviser.

2. Sub-Adviser hereby accepts employment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

3. In particular, Sub-Adviser shall furnish continuously an investment program for the Sub-Portfolio and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Sub-Portfolio shall be held in various securities, cash or other investments. In this connection, Sub-Adviser shall provide Adviser and the officers and Trustees of the Fund with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser's management of the Sub-Portfolio's assets.

4. Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio's investment objective, policies and restrictions as set forth in the Fund's current registration statement, (b) such policies or directives as the Fund's Trustees may from time to time establish or issue, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser of changes to (a) or (b) above and shall notify Sub-Adviser of changes to (c) above promptly after it becomes aware of such changes.

5. The Sub-Adviser and Adviser acknowledge that the Sub-Adviser is not the compliance agent for the Fund or for the Adviser, and does not have access to all of the Fund's or the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement in accordance with the Fund's registration statement, the Fund's Declaration of Trust, the Portfolio's prospectus and any policies adopted by the Fund's Board of Trustees applicable to the Portfolio, and in accordance with applicable law, the Sub-Adviser shall perform such services based upon its books and records with respect to the Portfolio, which comprise a portion the Portfolio's books and records, and upon information and written instructions received from the Fund or the Adviser, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the policies of the Fund's Board of Trustees
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and applicable law based upon such books and records and such information and instructions provided by the Fund or the Adviser. The Adviser shall promptly provide the Sub-Adviser with copies of the Fund's registration statement, the Fund's Declaration of Trust, the Portfolio's currently effective prospectus and any written policies or procedures adopted by the Fund's Board of Trustees applicable to the Portfolio and any amendments or revisions thereto.

6. The Sub-Adviser shall have full and complete discretion to establish brokerage accounts with one or more brokers, dealers or other financial intermediaries as Sub-Adviser may select, including those which from time to time may furnish to Sub-Adviser or its affiliates statistical and investment research information and other services. Sub-Adviser will place orders with or through such brokers, dealers or other financial intermediaries in accordance with Wellington Management's Statement of Policy on Brokerage Practices and the policy with respect to brokerage set forth in the Fund's Registration Statement or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws

         On occasions when Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Sub-Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

7. Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

         The Sub-Adviser shall not file class action claims or derivative shareholder claims on behalf of the Sub-Advised Funds. However, the Sub-Adviser will provide transaction information to the Client or custodian upon reasonable request.

8. Sub-Adviser's services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Fund or the Portfolio or otherwise be deemed agents of the Adviser, the Fund or the Portfolio.

9. For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month, a fee based on the average daily net assets of the Sub-Portfolio at the annual rates of 0.50% of the first $100 million, and 0.40% over $100 million. Sub-Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Sub-Portfolio shall be determined in the manner and on the dates set forth in the current prospectus of the Fund, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the next day on which the net assets shall have been determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.

         During any period when the determination of net asset value is suspended, the net asset value of the Sub-Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

10. The Sub-Adviser shall maintain all books and records with respect to the Sub-Advised Fund's portfolio transactions required by subparagraphs (b)(5),
(6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and shall render to the Manager such periodic and special reports as the Manager may reasonably request.
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         Sub-Adviser agrees that all books and records which it maintains for the Sub-Portfolio or the Fund pursuant to this section are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser's or the Fund's request. All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at Sub-Adviser's offices. Adviser and the Fund or either of their authorized representative shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund, however, the Sub-Adviser may retain a copy of such documents.

11. The Adviser and Sub-Adviser shall cooperate with each other in providing information, reports and other materials to regulatory and administrative bodies having proper jurisdiction over the Portfolio, the Adviser and the Sub-Adviser in connection with the services provided pursuant to this Agreement; provided, however, that this agreement to cooperate does not apply to the provision of information, reports and other materials which either the Adviser or the Sub-Adviser reasonably believes the regulatory or administrative body does not have the authority to request or is the privileged or confidential information of the Adviser or Sub-Adviser.

12. Each party to this agreement agrees that it will not disclose or use any records or information of the other party (the "non-disclosing party") obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any non-public information obtained pursuant to this Agreement and disclose such information only if non-disclosing party (or the Fund, in cases where the non-disclosing party is the Adviser) has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

13. In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, Trustees or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement, Sub-Adviser shall not be liable to Adviser, the Portfolio, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

14.      Representations and Warranties.

         a.       Adviser represents and warrants that:

                  (1) Adviser is registered with the U.S. Securities and Exchange Commission under the Advisers Act. The Adviser shall remain so registered throughout the term of this Agreement and shall notify Sub-Adviser immediately if Adviser ceases to be so registered as an investment adviser;

                  (2) The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (3) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (a) any provision of applicable law, rule or regulation; (b) the Advisers' Articles of Incorporation or Bylaws; or (c) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser;

                  (4) This Agreement is a valid and binding Agreement of the Adviser;
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                  (5)      The Adviser has provided the Sub-Adviser with a copy
of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and the Adviser further represents that it will, within a reasonable time after filing any amendment to its Form ADV with the SEC furnish a copy of such amendments to the Sub-Adviser. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

                  (6) The Adviser acknowledges that it received a copy of the Sub-Adviser's current Form ADV, at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Fund.

         b.       Sub-Adviser represents and warrants that:

                  (1) Sub-Adviser is registered with the U.S. Securities and Exchange Commission under the Advisers Act. The Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser;

                  (2) The Sub-Adviser is a limited liability partnership duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (3) The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (a) any provision of applicable law, rule or regulation; (b) the Sub-Advisers Articles of Incorporation or Bylaws; or
(c) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser;

                  (4) This Agreement is a valid and binding Agreement of the Sub-Adviser;

                  (5) The Sub-Adviser has provided the Adviser with a copy of its Form ADV as most recently filed with the SEC and the Sub-Adviser further represents that it will, within a reasonable time after filing any amendment to its Form ADV with the SEC furnish a copy of such amendments to the Adviser. The information contained in the Sub-Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

                  (6) The Sub-Adviser acknowledges that it received a copy of the Adviser's current Form ADV, at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Fund.

15. The Adviser will not use, and will not permit the Fund to use, the Sub-Adviser's name (or that of any affiliate) or any derivative thereof or logo associated therewith in Fund literature without prior review and approval by the Sub-Adviser.

16. This Agreement shall not become effective unless and until it is approved by the Board of Trustees of the Fund, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding votes attributable to shares of the class of stock representing an interest in the Portfolio; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
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17.      This Agreement may be terminated at any time without the payment of any penalty, by the Fund's Board of Trustees, or by vote of a majority of the outstanding votes attributable to shares of the class of stock representing an interest in the Portfolio on sixty (60) days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty (60) days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment Advisery agreement between the Adviser and the Fund regarding the Adviser's management of the Portfolio.

18. This Agreement may be amended by either party only if such amendment is specifically approved by a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

19. The terms "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding votes attributable to shares of the class" means the lesser of (a) 67% or more of the shares of such class present at a meeting if more than 50% of such shares are present or represented by proxy or (b) more than 50% of the votes attributable to the shares of such class.

20. This Agreement shall be construed in accordance with laws of the State of Delaware, and applicable provisions of the Advisers Act.

21. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                    MEMBERS CAPITAL ADVISORS, INC.

                                    By:  /s/Michael S. Daubs
                                       ----------------------------------
                                         Michael S. Daubs, President

ATTEST:

Margaret Gallardo-Cortez

                                    WELLINGTON MANAGEMENT COMPANY, LLP

                                    By:  Perry M. Traquina
                                       ----------------------------------
                                    Title:

ATTEST:

_________________________